Exhibit 99.1

Can you comment on the FTC complaint that alleges Henry Schein, Benco and Patterson violated U.S. antitrust laws by conspiring to refuse to provide discounts to or otherwise serve dental buying groups representing dental practitioners?

•	On February 13, 2018 Henry Schein issued a statement in response to the allegations by the U.S. Federal Trade Commission in a press release dated February 12, 2018.

•	Contrary to the FTC’s allegations, Henry Schein was a leader in supplying dental buying groups, has consistently done business with dental buying groups, has a dedicated team to serve dental buying groups, and never entered into an agreement with others regarding pricing or any refusal to do business with dental buying groups.

•	Based on the FTC’s original definition of these buying groups, we do business with more than 100 of these organizations. Even under a narrower definition recently advanced by the FTC, we have done business, and continue to do business, with the very groups we are now accused of refusing to do business with.

•	We believe that the allegations as described in the press release are meritless and we intend to defend ourselves vigorously.

•	Note also that the complaint seeks injunctive relief and does not seek monetary damages. We do not anticipate that this matter will have a material adverse effect on our financial condition or results of operations.

•	Henry Schein has a long history of serving customers with integrity and honesty, and we have earned our reputation for doing business the right way. It is why we have been named to FORTUNE’s list of the World’s Most Admired Companies for 17 consecutive years and why we have been named to Ethisphere’s List of the World’s Most Ethical Companies annually since 2012.

How many dental buying groups do you work with?

Based on the FTC’s original definition of dental buying groups, Henry Schein does business with more than 100 of these organizations. Even under a narrower definition recently advanced by the FTC, the Company has done business, and continues to do business, with the very groups it is now accused of refusing to do business with.

What percentage of North America dental market sales are represented by dental buying groups?

Using the FTC’s narrow definition of group purchasing organizations we believe this percentage is low. For Henry Schein, we estimate that it is less than 10% of our total North America dental sales.

How much of the North America dental market is comprised of small practices versus large group practices?

We estimate that approximately two-thirds of North America dental practices are comprised of small practices and the balance are large group practices, including the mid-market and large DSOs.

Can you specifically address the claim that you conspired to not offer discounts to these group purchasers?

We deny these allegations.

Will the FTC scrutiny lead Henry Schein to ultimately provide more price transparency to smaller customers?

All of the products, solutions and services we offer a dentist are designed to help our customers operate a more efficient practice so they can focus on delivering quality patient care. We believe we offer fair and competitive pricing that is reflective of the value we provide, whether we are serving a large or small customer.

Do you believe that this increased scrutiny on pricing tactics in dental distribution increases the risk of pricing and margin erosion in the coming years?

Our strategy is to deliver high-quality solutions and support at price levels that fairly reflect the value we provide. We believe this go-to-market strategy, which serves Henry Schein, our supplier partners and our customers well, will stand the test of time.

What is the price difference today between a small dental practice versus the price that the same customer might access via a dental buying group?

Relative to dental buying groups, our pricing is proprietary and for competitive reasons we don’t disclose this. That said, we recognize that price is an important element of the value proposition and we work with all of our customers to provide the best value for the price they receive, whether it is a small practice or one that is part of a larger group.

Is this case related to other antitrust matters?

This is a separate legal proceeding, although there are some common allegations among the proceedings.

What is the status of other pending litigation against Henry Schein?

We plan to vigorously defend the legal actions against us and have provided disclosure on specific lawsuits where appropriate. Please see the legal proceedings section of our most recently filed 10Q.

What gives you confidence that this will not have a material adverse impact on your results of operations?

The complaint seeks injunctive relief and does not seek monetary damages. There is also no allegation of ongoing, continuing activity.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.